                                                                 EXHIBIT 3(i)(b)

[AS FILED BY THE DEPARTMENT OF STATE OF THE STATE OF NEW YORK ON JULY 9, 1997.]

                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                              WOOLWORTH CORPORATION

                Under Section 805 of the Business Corporation Law



      We, the undersigned, Gary M. Bahler and Sheilagh M. Clarke, being, respectively, the Vice President and Secretary and the Assistant Secretary of Woolworth Corporation, a corporation organized under the laws of the State of New York (the "Corporation"), do hereby state and certify that:

      1.    The name of the Corporation is Woolworth Corporation.

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on April 7, 1989.

      3. The Certificate of Incorporation is hereby amended, as authorized by
Section 801 of the Business Corporation Law of the State of New York, to eliminate the provision (in Article SEVENTH of such Certificate of Incorporation) stating a minimum and maximum number of directors. To effect such amendment, the first sentence of Article SEVENTH of the Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

            "SEVENTH -- The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors."

      4. The amendment of the Certificate of Incorporation set forth above was authorized by vote of the Board of Directors at a meeting duly called and held on March 12, 1997, a quorum being present, followed by the required vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at the annual meeting of shareholders of the Corporation which was duly called and held on June 12, 1997, a quorum being present.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation and do affirm the foregoing as true under the penalties of perjury this 7th day of July 1997.


/s/ Gary M. Bahler                        /s/ Sheilagh M. Clarke
----------------------------              ----------------------------
Gary M. Bahler                            Sheilagh M. Clarke
Vice President and Secretary              Assistant Secretary

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[AS FILED BY THE DEPARTMENT OF STATE OF THE STATE OF NEW YORK ON JULY 24, 1990]

                          CERTIFICATE OF AMENDMENT
                                   of the
                        CERTIFICATE OF INCORPORATION
                                     of
                           WOOLWORTH CORPORATION

             Under Section 805 of the Business Corporation Law



      We, the undersigned, Harold E. Sells and Gary M. Bahler, being, respectively, the Chairman of the Board and Chief Executive Officer and the Secretary of Woolworth Corporation, a corporation organized under the laws of the State of New York, do hereby state and certify that:

      1. The name of the corporation is Woolworth Corporation (hereinafter called the "Company").

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on April 7, 1989.

      3. The Certificate of Incorporation is hereby amended, as authorized by
Section 801 of the Business Corporation Law of the State of New York, to increase the number of authorized shares of the Company's Common Stock, of the par value of $.01 per share, from 250,000,000 shares to 500,000,000 shares. To effect such amendment, the first sentence of Article Fourth of the Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

            "FOURTH. - A. The aggregate number of shares which the Company has authority to issue is 507,000,000 shares, consisting of:

            1. 500,000,000 shares of Common Stock of the par value of $.01 each; and

            2. 7,000,000 shares of Preferred Stock of the par value of $1.00 each."

      4. The amendment of the Certificate of Incorporation of the Company set forth above was authorized by vote of the board of directors at a meeting duly called and held on March 14, 1990, a quorum being present, followed by the required vote of the holders of a majority of all outstanding shares of the Company entitled to vote thereon at the annual meeting of shareholders of the Company which was duly called and held on June 21, 1990, a quorum being present.

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      IN WITNESS WHEREOF, we have executed and subscribed this Certificate of
Amendment of the Certificate of Incorporation of the Corporation and do affirm the foregoing as true under the penalties of perjury this 19th day of July 1990.


/s/ Gary M. Bahler                        /s/ Harold E. Sells
----------------------------              ----------------------------
Gary M. Bahler                                   Harold E. Sells
Secretary                                 Chairman of the Board and
                                          Chief Executive Officer

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                     [AS FILED BY THE DEPARTMENT OF STATE OF
                     THE STATE OF NEW YORK ON JULY 20, 1989]


                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                              WOOLWORTH CORPORATION

                            Under Section 805 of the
                            Business Corporation Law


      We, the undersigned, Harold E. Sells and William B. Thomson, being, respectively, the Chairman of the Board and Chief Executive Officer and the Secretary of Woolworth Corporation, a corporation organized under the laws of the State of New York (herein called the "Corporation"), do hereby state and certify that:

      1. The name of the corporation is Woolworth Corporation.

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on April 7, 1989.

      3. The Certificate of Incorporation is hereby amended, as authorized by
Section 801 of the Business Corporation Law of the State of New York, to change (in Article SEVENTH of such Certificate of Incorporation) the number of directors constituting the entire Board of Directors from not less than 3 or more than 19 directors to not less than 11 or more than 19 directors. To effect such amendment, the first sentence of Article SEVENTH of the Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

            "SEVENTH -- The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than 11 or more than 19 directors, the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board of Directors."

      4. The amendment of the Certificate of Incorporation set forth above was duly authorized, on and as of June 26, 1989, by the unanimous written consent of all of the directors of the Corporation, followed by the unanimous written consent of the holders of all outstanding shares of the Corporation entitled to vote on such amendment.

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      IN WITNESS WHEREOF, we have made and subscribed this Certificate of
Amendment of the Certificate of Incorporation this 14th day of July
1989.


     /s/ William B. Thomson                  /s/ Harold E. Sells
----------------------------             ----------------------------
     William B. Thomson                        Harold E. Sells
          Secretary                        Chairman of the Board and
                                            Chief Executive Officer